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                                                                      Exhibit 11
                          Viacom Inc. and Subsidiaries
                  Computation of Net Earnings (Loss) Per Share

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
                                                              Three months               Six months
                                                             ended June 30,             ended June 30,
                                                       ------------------------    ------------------------
                                                           1998         1997         1998           1997
                                                           ----         ----         ----           ----
                                                               (In millions, except per share amounts)
Earnings (loss):
Loss from continuing operations                        $  (281.0)    $  (216.7)    $  (279.6)    $  (240.5)
Cumulative convertible perferred stock dividend
  requirement ......................................        15.0          15.0          30.0          30.0
                                                       ----------    ----------    ----------    ----------
Loss from continuing operations attributable to
  common stock .....................................      (296.0)       (231.7)       (309.6)       (270.5)
Earnings from discontinued operations, net of tax ..          --           8.8            --          13.9
Gain on dispositions ...............................          .3          12.9            .3          12.9
                                                       ----------    ----------    ----------    ----------
Net loss ...........................................   $  (295.7)    $  (210.0)    $  (309.3)    $  (243.7)
                                                       ==========    ==========    ==========    ==========

Basic and diluted computation:
Shares:
Weighted average number of common shares ...........        356.6         352.7         355.9         352.6

Net earnings (loss) per common share:
Loss from continuing operations ....................   $     (.83)   $     (.66)   $     (.87)   $     (.77)
Earnings from discontinued operations, net of tax ..           --           .02            --           .04
Gain on dispositions ...............................           --           .04            --           .04
                                                       ----------    ----------    ----------    ----------
Net loss ...........................................   $     (.83)   $     (.60)   $     (.87)   $     (.69)
                                                       ==========    ==========    ==========    ==========
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